Exhibit 1

Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934 (the “Act”) by and among the parties listed below, each referred to herein as a “Joint Filer”. The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: August 12, 2025

Reporting Person/Group Name:	Edward K. Christian Trust

/s/ Michael L. Dallaire	Michael L. Dallaire/Co-Trustee	08/12/2025
Signature	Name/Title	Date

/s/ Judith A. Christian	Judith A. Christian/Co-Trustee	08/12/2025
Signature	Name/Title	Date

Reporting Person/Group Name:	Judith A. Christian IRA

/s/ Judith A. Christian	Judith Christian/Account Beneficiary	08/12/2025
Signature	Name/Title	Date

Reporting Person/Group Name:	Michael L. Dallaire

/s/ Michael L. Dallaire	Michael L. Dallaire/Individual	08/12/2025
Signature	Name/Title	Date

Reporting Person/Group Name:	Judith A. Christian

/s/ Judith A. Christian	Judith Christian/Individual	08/12/2025
Signature	Name/Title	Date